                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No. ___)


Filed by the Registrant   [ ]

Filed by a Party other than the Registrant   [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                         APPLIED RESEARCH CORPORATION
        ---------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

      Neuman & Drennen, LLC, 15-07 Pine Street, Boulder, Colorado  80302
      -------------------------------------------------------------------
     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          _________________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:
          _________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ___________________________________________________
     (4)  Proposed maximum aggregate value of transaction:  _______________
     (5)  Total fee paid:  ________________________________________________

[ ]  Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  _______________________________________
     (2)  Form, Schedule or Registration Statement No.: __________________
     (3)  Filing Party: __________________________________________________
     (4)  Date Filed: ____________________________________________________

                         APPLIED RESEARCH CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD NOVEMBER 25, 1997


The Annual Meeting of Shareholders of Applied Research Corporation ("ARC" or the "Company") will be held at the principal executive offices of the Company, 8201 Corporate Drive, Suite 1120, Landover, Maryland 20785 on November 25, 1997 at 10:00 o'clock a.m. for the purpose of considering and voting upon the following:

     1. To elect three (3) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

     2. Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of ARC Common Stock of record at the close of business on September 26, 1997 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended May 31, 1997, and a copy of the Company's Quarterly Report for the quarterly period ended August 31, 1997, will be mailed to shareholders concurrently with the mailing of the Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.

                              APPLIED RESEARCH CORPORATION


                              /s/ Dennis H. O'Brien
                              ----------------------------
                              Dennis H. O'Brien, Secretary

                         APPLIED RESEARCH CORPORATION

                       8201 Corporate Drive, Suite 1110
                           Landover, Maryland  20785


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished to the Shareholders of Applied Research Corporation (respectively, the "Shareholders" and the "Company") in connection with the solicitation by the Company of proxies to be used at the Annual Meeting of Shareholders on November 25, 1997 (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the election of three (3) Directors of the Company, and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

     ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

     This Statement is being mailed on or about October 22, 1997, to Shareholders eligible to vote at the Meeting. Concurrently with the mailing of this Statement, the Company is furnishing to Shareholders its Annual Report for its fiscal year ended May 31, 1997, and its Quarterly Report for the quarterly period ended August 31, 1997.

     The Company is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by Officers or employees of the Company. The Company may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

     Only Shareholders of record as of the close of business on September 26, 1997 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Company's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of October 17, 1997, the Company had outstanding 6,311,083 shares of common stock ("shares"), with each share being entitled to one vote.

1.   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS.

     The following table sets forth, as of the date of this Proxy Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's common stock, all Directors and Executive Officers individually and all Directors and Officers of the Company as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.


Name and Address                    Amount and Nature         Percent of
Beneficial Owner                 of Beneficial Ownership     of Class (1)
-------------------              -----------------------     ------------
Dr. S.P.S. Anand (2)                   4,417,451                 70.0%
8201 Corporate Drive
Landover, MD  20785

Mrs. Manjit Anand (3)                  4,417,451                 70.0%
8201 Corporate Drive
Landover, MD  20785

Dennis H. O'Brien (4)                    125,000                  1.9%
8201 Corporate Drive
Landover, MD  20785

All Directors and Officers
As a Group (four (3) Persons)          4,542,451                 70.6%

------------------------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of October 17, 1997, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(2) Includes 1,736,927 shares of Common Stock held of record by Manjit Anand, Dr. Anand's wife, and 200 shares of Common Stock owned by each of Dr. Anand's two (2) children. Also includes 36,000 shares of Common Stock owned by Woodlore Investments, a controlled corporation of Dr. Anand and his wife.

(3) Includes 2,644,124 shares of Common Stock owned by Dr. Anand, Mrs. Anand's husband, and 200 shares of Common Stock owned by each of Mrs. Anand's two (2) children. Also includes 36,000 shares of Common Stock owned by Woodlore Investments, a controlled corporation of Mrs. Anand and her husband.

(4) Includes Incentive Stock Options ("ISO") exercisable to purchase 40,000 shares of Common Stock at an exercise price of $.25 per share, ISOs exercisable to purchase 40,000 shares of Common Stock at an exercise price of $.50 per share, and ISOs exercisable to purchase 40,000 shares of Common Stock at an exercise price of $.75 per share, all of which were issued under the Company's 1994 Incentive Stock Option Plan. Does not include ISOs exercisable to purchase 40,000 shares of Common Stock at an exercise price of $1.00 per share, which become exercisable in 1998.

2.   DIRECTORS & EXECUTIVE OFFICERS.

     ELECTION OF DIRECTORS.
     ----------------------
     The Directors have voted to nominate three (3) Directors for election to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the following nominees has consented to be nominated to serve as a Director of the corporation. All of the nominees are currently Directors of the Company.

     The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Company's shares could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

            Name                Age                 Position
     ------------------         ---        ---------------------------
     Dr. S.P.S. Anand           60         President, CEO and Chairman
                                           of the Board

     Manjit K. Anand            53         Treasurer and Director

     Dennis H. O'Brien          46         Secretary, Vice-President, CFO and
                                           Director

     DR. S.P.S. ANAND. Dr. Anand founded the Company in 1978 and has served as the Company's President, CEO and Chairman of the Board since that time.
Dr. Anand has over twenty-five years of experience in Astronomy and Astrophysics and has written 37 technical publications. Dr. Anand received his Ph.D in mathematics from Delhi University, India in 1964. Dr. Anand is responsible for the day-to-day operations of the company, and provides significant impetus to the Company's marketing efforts. Other than the Company, Dr. Anand has not held a directorship with any company subject to the reporting and other informational requirements of the Securities Exchange Act of 1934, as amended ("Reporting Company").

     MANJIT K. ANAND. Mrs. Anand is Dr. Anand's wife, and has been a Director since December, 1987. She was also Secretary and Treasurer of the Company from December, 1987, through September, 1994, at which time she was replaced as Secretary of the Company by Dennis H. O'Brien. Finally, Mrs. Anand has been Secretary/Treasurer of the Company's wholly-owned subsidiary, Applied Research of Maryland, since 1981. Mrs. Anand does not receive any compensation for services performed for or on behalf of the Company. Mrs. Anand has operated a fashion business in Annapolis, Maryland since 1976.
Other than the Company, Mrs. Anand has never held a directorship with a Reporting Company.

     DENNIS H. O'BRIEN. Mr. O'Brien joined the Company at its Chief Financial Officer in June, 1994. Mr. O'Brien was appointed Secretary in September, 1994, a Director in November, 1994, and was appointed Vice President in June, 1995. Effective June 24, 1996, Mr. O'Brien accepted full-time employment with Trandes Corporation, a privately owned government contractor. As a result, Mr. O'Brien currently serves the Company on a part-time basis only. Prior to his employment with the Company, Mr. O'Brien served as Chief Financial Officer of several private and public companies. Mr. O'Brien has extensive turnaround experience with both commercial and government companies. Mr. O'Brien received a B.S. in Accounting from Penn State University, and is a Certified Public Accountant. Mr. O'Brien is responsible for the finance function of the Company and for winding down operations of ARM in the Bankruptcy Court.

     From 1989 through 1994, Mr. O'Brien was employed as a Vice-President and Chief Financial Officer, by the NAHB Research Center, Inc., a wholly-owned subsidiary of the National Association of Home Builders, which conducts research and development of housing related issues and technologies under contract, principally with the federal government. From 1986 through 1989, Mr. O'Brien was employed as a Senior Vice-President by Delta Data Systems Corp., a public company which sold TEMPEST computer systems to the defense industry. Mr. O'Brien was also a Director of Delta Data Systems Corp. from 1988 through 1989. Other than the Company and Delta Data Systems Corp., Mr. O'Brien has not held a directorship with any other Reporting Company.

     Each Director will be elected to serve until the next Annual Meeting of Shareholders in 1997 or until a successor is duly elected and qualified.

     As indicated above, Dr. S.P.S. Anand and Manjit K. Anand are husband and wife. Other than the foregoing, however, there were no family relationships among Directors or persons nominated or chosen by the Company to become a Director, nor any arrangements or understandings between any Director and any other person pursuant to which any Director was elected as such.

     During the fiscal year ended May 31, 1997, one (1) meeting of the Board of Directors was held. The meeting was attended by one hundred percent (100%) of the Board members. Directors received no cash compensation for their services as such, however they were reimbursed their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company.

     During the fiscal year ended May 31, 1997, the Company did not have standing Audit, Compensation and Nominating Committees of the Board of Directors, nor does the Company have plans to form any Audit, Compensation or Nominating Committees of the Board of Directors in the near future.


     EXECUTIVE OFFICERS.
     -------------------
     The Executive Officers of the Company include Dr. S.P.S. Anand and Mrs. Anand, and Dennis H. O'Brien.

     Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis.


     LEGAL PROCEEDINGS.
     ------------------
     On April 2, 1996, ARM filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Under Chapter 11, certain claims against ARM (the "Debtor") in existence prior to the filing of the petition for relief under the federal bankruptcy laws are stayed while the Debtor continues business operations as Debtor-In-Possession. Prior to the filing of the Chapter 11 petition, management for the Debtor had been attempting to sell the assets of ARM. Subsequent to the filing, and following one (1) unsuccessful attempt to sell a majority of ARM's assets, the Debtor entered into an agreement to sell a majority of ARM's assets to Space Applications Corporation ("SAC"). At a Bankruptcy Court hearing on April 11, 1997, this agreement was subjected to counter offers from three qualified bidders and after extensive bidding, an offer was accepted for $1.75 Million from SAC. Completion of this sale was subject to approval by the Debtor's principal customer of the transfer of certain contract rights and obligations, which was received on June 19, 1997, at which time the sale was completed, with the cash portion of the purchase price being placed in escrow. The cash placed in escrow was subsequently disbursed to creditors.

     EXECUTIVE COMPENSATION.
     -----------------------
     The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,0000.

                                                    TABLE 1
                                          SUMMARY COMPENSATION TABLE
                                                                         Long Term Compensation
                                                                   ----------------------------------
                                     Annual Compensation(1)               Awards            Payouts
                              ------------------------------------ ---------------------    -------
                                                           Other                                        All
                                                          Annual    Restricted                         Other
Name and                                                  Compen-      Stock                 LTIP     Compen-
Principal                         Salary      Bonus       sation     Award(s)    Options/   Payouts   sation
Position                Year        ($)        ($)        ($)(2)        ($)        SARs       ($)       ($)
---------------         ----   ------------   -----      ---------  ----------   --------   -------   ------
Dr. S.P.S. Anand,       1997   $143,413 (5)              $ 7,289                                      $1,735
Chairman, President     1996    169,813                   56,289                                       2,053
& CEO                   1995    168,554                    7,289                                       2,546

Dr. Andrew S. Endal(6)  1997    147,390 (6)      -0-       1,673                                       1,843
Sr. Vice-President      1996    151,436        4,000       1,391                                       1,976
                        1995    145,962        4,000       1,189                                       1,744

Dennis H. O'Brien(7)    1997    131,918 (7)                  991                                       1,854
CFO, Secretary

-------------------------------

(1) All executive officers of the Company participate in the Company's group health insurance plan. However, no executive officer received perquisites and other personal benefits which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the respective fiscal years.

(2)  Includes spouse's beneficial interest in Key Man Life Insurance policy.

(3) During fiscal 1995 and fiscal 1996, the Company paid certain expenses on behalf of Dr. Anand totalling $22,200 and $24,500, respectively. During fiscal 1996, the Company paid to Dr. Anand, as additional compensation, the sum of $49,000, which was used by Dr. Anand, after making provisions for the payment of income taxes thereon, to repay all amounts advanced by the Company to him during fiscal 1995 and 1996.

(4) Includes the Company's matching 401(k) contribution (Company matches 25% of employees contribution).

(5) During fiscal 1997, the salary paid to Dr. Anand was paid by ARM. Dr. Anand ceased taking a salary effective June 19, 1997, upon closing of the sale of ARM's assets.

(6) During fiscal 1997, the salary paid to Dr. Endal was paid by ARM. Dr. Endal terminated his employment with the Company effective June 15, 1997 and, on June 16, 1997, commenced employment with SAC, the purchaser of ARM's assets.

(7) During fiscal 1997, the salary paid to Mr. O'Brien was paid by ARM. The amount set forth above includes $60,273 of accrued compensation due to Mr. O'Brien at May 31, 1997, which must be approved by the Bankruptcy Court before it can be paid.


     1986 INCENTIVE STOCK OPTION PLAN.
     --------------------------------
     In 1986, the Board of Directors and the shareholders of the Company adopted the Applied Research Corporation Stock Option Plan of 1986 (the "1986 Plan"). Pursuant to the 1986 Plan, the Company's Board of Directors was authorized to issue options for the purchase of up to 300,000 shares of the Company's Common Stock to key employees of the Company. Options granted under the 1986 Plan could be granted in the form of incentive stock options ("ISO") as provided in Section 422 of the Internal Revenue Code, or in the form of non-qualified stock options ("NQSO"). ISO's were exercisable at prices which were equal to at least one hundred percent (100%) of the fair market value of the Company's freely trading Common Stock on the date of grant, and NQSO's were exercisable at prices which were equal to at least eighty-five percent (85%) of the fair market value of the Company's freely trading Common Stock on the date of grant. Only key management and employees of the Company or the Company's Affiliates and Consultants serving in a managerial, administrative, professional or consulting position, were eligible to participate in the Plan.

     The 1986 Plan was administered by the Compensation Committee of the Board (the"Committee"), which determined eligible employees, the time and number of options to be granted, and the periods for which such options were granted. There were limitations on the number of options which could be granted and the aggregate fair market value of the stock in any given year. All options granted under the Plan could be made subject to vesting by the Committee in its discretion.

     As of May 31, 1997, no incentive stock options, and non-qualified stock options to purchase 51,000 shares of Common Stock, having an average exercise price of $.50 per share, were outstanding and unexercised under the 1986 Plan. All 51,000 shares of Common Stock outstanding under the 1986 Plan expired on June 16, 1997, upon consummation of the sale of ARM's assets to SAC and the corresponding termination of the Optionholders' employment relationship with ARM and/or the Company.


     1994 INCENTIVE STOCK OPTION PLAN.
     --------------------------------
     In 1994, the Board of Directors and the shareholders of the Company adopted the Applied Research Corporation Stock Option Plan of 1994 (the "1994 Plan"). Pursuant to the 1994 Plan, the Company's Board of Directors was authorized to issue options for the purchase of up to 300,000 shares of the Company's Common Stock to key employees of the Company. Options granted under the 1994 Plan to eligible participants may take the form of Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options which do not qualify as ISOs (Non-Qualified Stock Options or "NQSOs"). As required by Section 422 of the Code, the aggregate fair market value (as defined in the Company Stock Incentive Plan) of the Company's Common Stock (determined as of the date of grant of the ISO) with respect to which ISOs granted to an employee are exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSOs. The exercise price of an ISO may not be less than 100% of the fair market value of the shares of the Company's Common Stock (or 110% of the fair market value if granted to a person who owns 10% or more of the Company's outstanding shares) on the date of grant. The exercise price of a NQSO may be set by the administrator of the 1994 Plan. The exercise price under any option will be adjusted as provided in the 1994 Stock Incentive Plan to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares. Fair market value of the Company's Common Stock is defined in the 1994 Stock Incentive Plan as the closing sale price of the Common Stock on the OTC Electronic Bulletin Board System or any securities exchange on which the shares of Common Stock are then listed.

     The 1994 Plan is administered by a committee made up of members of the Company's Board of Directors (the"Committee"), which determines eligible employees, the time and number of options to be granted, and the periods for which such options are granted. There are limitations on the number of options which can be granted and the aggregate fair market value of the stock in any given year. All options granted under the Plan can be made subject to vesting by the Committee in its discretion.

     As of May 31, 1997, ISOs exercisable to purchase 160,000 shares of Common Stock of the Company having an average exercise price of $.625 per share and no NQSOs, were outstanding and unexercised under the 1994 Plan.

     The following table sets forth certain information concerning the exercise of incentive stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                                                    TABLE 2

                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                         AND FY-END OPTION/SAR VALUES
                             ----------------------------------------------------
                                                                                          Value of
                                                                     Number of           Unexercised
                                                                    Unexercised         In-the-Money
                                                                   Options/SARs         Options/SARs
                                                                   at FY-End (#)      at FY-End ($) (1)

                        Shares Acquired       Value Realized        Exercisable         Exercisable/
Name                    on Exercise (#)             ($)           (Unexercisable)       Unexercisable
----------------        ---------------       --------------      ---------------     -----------------
Dr. S.P.S. Anand              -0-                   -0-                 0/0                  0/0

Dr. Andrew S. Endal           -0-                   -0-                 0/0                  0/0

Mr. Dennis O'Brien            -0-                   -0-           120,000/40,000             0/0

------------------------------

(1) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

(2) Mr. O'Brien's options are exercisable at prices ranging from $0.25 per share to $1.00 per share, with the average exercise price per share being $0.625 per share. The fair market value of the securities underlying Mr. O'Brien's options at fiscal year end was $0.035 per share based upon the average of the closing bid and asked prices of the Common Stock as quoted on the OTC Electronic Bulletin Board. Accordingly, at fiscal year end, Mr. O'Brien's options were not in-the-money.


     TRANSACTIONS WITH MANAGEMENT AND OTHERS.
     ----------------------------------------
     On January 22, 1990, the Company's President, Dr. S.P.S. Anand, and his wife obtained an equity line-of-credit in the amount of $230,000 which was secured by their personal real estate holdings. The proceeds of the equity line-of-credit were used to pay off certain outstanding obligations of the Company. In November, 1993, the Company converted a $230,000 note payable held by Dr. Anand and his wife, and related to the line-of-credit into 920,000 shares of the Company's Common Stock and Common Stock Purchase Warrants exercisable to acquire up to an additional 184,000 shares of Common Stock.
The Warrants are exercisable for a period of three (3) years at an exercise price of $.75 per share. The shares of Common Stock and Common Stock issuable upon exercise of the Warrants were subsequently registered for sale by the Company. The Company's Registration Statement on Form S-3 registering the foregoing securities was declared effective by the Securities and Exchange Commission on July 1, 1994.

     During fiscal 1994, 1995 and 1996, the Company paid certain expenses on behalf of Dr. Anand totalling $7,980, $22,200 and $24,500, respectively. At the end of fiscal 1994, the Company paid to Dr. Anand, as additional compensation, the sum of $11,971, which was used by Dr. Anand, after making provisions for the payment of income taxes thereon, to repay all amounts advanced by the Company to him during fiscal 1994. During fiscal 1996, the Company paid to Dr. Anand, as additional compensation, the sum of $49,000, which was used by Dr. Anand, after making provisions for the payment of income taxes thereon, to repay all amounts advanced by the Company to him during fiscal 1995 and fiscal 1996.


     COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.
     -------------------------------------------------
     Under the Securities Laws of the United States, the Company's Directors, its Executive (and certain other) Officers, and any persons holding more than ten percent (10%) of the Company's common stock (collectively the "Reporting Persons") are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission ("Commission"). Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during fiscal 1997. All of these filing requirements were satisfied by its Officers and Directors and ten percent holders, except that none of the Officers, Directors or ten percent holders has filed his or her Annual Statement of Beneficial Ownership of Securities on Form 5 for fiscal 1997. In making these statements, the Company has relied on the representation of its Directors and Officers or copies of the reports that they have filed with the Commission.


3.   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     On August 25, 1997, the Company's Board of Directors approved a change in the Company's certifying accountant. The change was effective August 25, 1997.

     The independent accountants who were previously engaged as the principal accountant to audit the Company's financial statements were Friedman & Fuller, P.C., Certified Public Accountants. The reports of Friedman & Fuller, P.C., covering the Company's 1996, 1995 and 1994 consolidated financial statements contain a going concern qualification. Other than the foregoing, none of Friedman & Fuller, P.C.'s reports over the past two (2) years on the financial statements of the Company contained any adverse opinion or disclaimer of opinion, or was qualified or was modified as to uncertainty, audit scope of accounting principles. Nor have there been any disagreement with the Company and Friedman & Fuller, P.C., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two (2) years.

     The Company has retained the accounting firm of Aronson, Fetridge and Weigle, A Professional Corporation, Certified Public Accountants, to serve as the Company's principal accountant to audit the Company's financial statements. This engagement is effective August 25, 1997.

     Prior to its engagement as the Company's principal independent accountant, Aronson, Fetridge and Weigle has not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter which was the subject of any prior disagreement between the Company and its previous certifying accountant.

  Neither representatives of Friedman & Fuller, P.C., nor representatives of Aronson, Fetridge and Weigle, A Professional Corporation, are expected to be present at the Annual Meeting of Shareholders or to be available to respond to appropriate questions. However, should representatives of either entity attend the Annual Meeting of Shareholders, said representatives will have an opportunity to make a statement if they so desire, and would be available to respond to appropriate questions.


                                 OTHER MATTERS
                                 -------------
     The Company's management is not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

     A copy of Form 10-KSB for the fiscal year ended May 31, 1997, the annual report filed by the Company with the Securities and Exchange Commission and a copy of the Company's Quarterly Report for the quareterly period ended August 31, 1997, are being furnished contemporaneously herewith.


                              APPLIED RESEARCH CORPORATION



                              By: _______________________________
                                    Dennis H. O'Brien, Secretary




                              1998 ANNUAL MEETING
                              -------------------
          No definitive date for the Annual Meeting of Shareholders in 1997 has been established. Qualifying shareholders may submit proposals that are consistent with the Company's Bylaws and federal securities laws to the Company for inclusion in the Company's proxy material relating to the 1998 Annual Meeting. The Company must receive such proposals at its business address (set forth at the beginning of this Proxy Statement) no later than May 31, 1998.

                         APPLIED RESEARCH CORPORATION

                   PROXY SOLICITED ON BEHALF OF THE COMPANY

     The undersigned hereby constitutes and appoints Dr. S.P.S. Anand or Dennis H. O'Brien (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Applied Research Corporation (the "Company") to be held at the principal executive offices of the Company, 8201 Corporate Drive, Suite 1110, Landover, Maryland 20785, on November 25, 1997 at 10:00 o'clock a.m., or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

ITEM 1.   FOR ___________     WITHHOLD AUTHORITY ___________

          To elect all of the nominees listed below:

          Dr. S.P.S. Anand, Manjit K. Anand and Dennis H. O'Brien

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)
          _____________________________________________________________

ITEM 2.   Upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1, AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.
(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

                    Date __________________________________, 1997

                    _____________________________________________
                    Name (please type or print)

                    _____________________________________________
                    Signature

                    _____________________________________________
                    Signature, if held jointly

     Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.